AMENDED BYLAWS

                                       OF

                           WHG BANCSHARES CORPORATION


                                    ARTICLE I

                                Principal Office

         The principal office of WHG Bancshares Corporation (the "Corporation") shall be at 1505 York Road, Lutherville, Maryland 21903.


                                   ARTICLE II

                                  Stockholders

         SECTION 1. Place of Meetings. All annual and special meetings of
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stockholders shall be held at the principal office of the Corporation or at such other place within or without the State of Maryland as the board of directors may determine and as designated in the notice of such meeting.

         SECTION  2. Annual  Meeting.  A  meeting  of the  stockholders  of the
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Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

         SECTION 3. Special  Meetings.  Special meetings of the stockholders for
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any purpose or purposes may be called at any time by the president or by a majority of the board of directors or by a committee of the board, whose members will be designated from time to time by the board, and which committee will have the power and authority to call such meetings. Except to the extent an exception is authorized by the General Laws of the State of Maryland, a special meeting may also be called by the secretary of the Corporation upon the written request of the holders of not less than 25% of all votes entitled to be cast at the meeting. Such written request will state the purpose or purposes of the meeting and the matters proposed to be acted on at the meeting and shall be delivered at the home office of the Corporation addressed to the chairman of the board, the president or the secretary. The secretary shall inform the stockholders who make the request of the reasonable estimated cost of preparing and mailing a notice of the meeting and, upon payment of the costs to the Corporation, the secretary shall then notify each stockholder entitled to notice of the meeting.

         SECTION 4. Conduct of Meetings.  Annual and special  meetings  shall be
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conducted in accordance with the rules and procedures established by the board of directors. The board of directors shall designate, when present, the chairman of the board, the president or any director or to preside at such meetings.

         SECTION 5. Notice of Meetings.  Written notice  stating the place,  day
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and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing his duties, not less than ten days nor more than ninety days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a stockholder is present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for thirty days or less or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

         SECTION  6.  Fixing of Record  Date.  For the  purpose  of  determining
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stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 7. Voting  Lists.  The officer or agent,  having  charge of the
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stock transfer books for shares of the Corporation shall make and verify, within 20 days of a request for the stockholder list by a stockholder who meets the requirements of Maryland law for requesting such list, a complete record of the stockholders with the address of and the number of shares held by each. The record shall be kept on file at the principal office of the Corporation, and shall be subject to inspection or made available to any shareholder whose request is granted because the shareholder meets the requirements for requesting the list under Maryland law.

         SECTION  8.  Quorum.   One-third  of  the  outstanding  shares  of  the
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Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time, subject to the notice requirements of Section 5 of this Article II. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 9. Proxies. At all meetings of stockholders,  a stockholder may
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vote by proxy executed by the stockholder in the manner provided by the Articles of Incorporation. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

         SECTION 10. Voting.  At each election for directors  every  stockholder
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entitled to vote at such election shall be entitled to one vote for each share of stock held by him. Directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided in the Articles of Incorporation, by statute, or by these Bylaws, in matters other than the election of directors, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

         SECTION 11. Voting of Shares in the Name of Two or More  Persons.  When
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ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 12. Voting of Shares by Certain Holders. Shares standing in the
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name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian trustee or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

                  A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION  13.  Inspectors  of  Election.  In advance  of any  meeting of
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stockholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board of directors or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the meeting or the president.

                  Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

         SECTION 14. Nominating Committee. The board of directors shall act as a
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nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of Article II, Section 15 of these Bylaws.

         SECTION  15.  Notice for  Nominations  and  Proposals.  Nominations  of
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candidates for election as directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the board of directors or
(b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 15 shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 15 shall be provided for use at the annual meeting.

         Nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 15. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation; provided, however, that with respect to the first scheduled annual meeting, notice by the stockholder must be so delivered or received no later than the close of business on the tenth day following the day on which notice of the date of the scheduled meeting must be delivered or received no later than the close of business on the fifth day preceding the date of the meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock which are Beneficially Owned (as defined in Article XIII of the Articles of Incorporation) by such person on the date of such stockholder notice, and
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A to be filed with the Securities and Exchange Commission (or any successors of such items or schedule); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and
(ii) the class and number of shares of Corporation stock which are Beneficially Owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the board of directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         Proposals, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 15. For stockholder proposals to be included in the Corporation's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act (or any successor regulation). With respect to stockholder proposals to be considered at the annual meeting of stockholders but not included in the Corporation's proxy materials, the stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation stock which are Beneficially Owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

         The board of directors may reject any nomination by a stockholder or stockholder proposal not timely made in accordance with the requirements of this
Section 15. If the board of directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 15 in any material respect, the Secretary of the Corporation shall notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the board of directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the board of directors or such committee reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 15 in any material respect, then the board of directors may reject such stockholder's nomination or proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination or proposal has been made in accordance with the time and informational requirements of this Section 15. Notwithstanding the procedures set forth in this paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any nominations or proposals by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination or proposal was made in accordance with the terms of this Section 15. If the presiding officer determines that a nomination or proposal was made in accordance with the terms of this Section 15, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee or proposal. If the presiding officer determines that a nomination or proposal was not made in accordance with the terms of this Section 15, he shall so declare at the annual meeting and the defective nomination or proposal shall be disregarded.


                                   ARTICLE III

                               Board of Directors

         SECTION 1. General Powers.  The business and affairs of the Corporation
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shall be under the direction of its board of directors. The board of directors shall annually elect a president from among its members and may also elect a chairman of the board from among its members. The board of directors shall designate, when present, any director or the president to preside at its meetings.

         SECTION 2. Number,  Term and  Election.  The board of  directors  shall
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consist of nine members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected or qualified. The board of directors shall be classified in accordance with the provisions of the Corporation's Articles of Incorporation. Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting of stockholders at which a quorum is present. The board of directors may increase the number of members of the board of directors but in no event shall the number of directors be increased in excess of fifteen.

         SECTION 3. Place of  Meetings.  All annual and special  meetings of the
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board of directors shall be held at the principal office of the Corporation or at such other place within or without the State in which the principal office of the Corporation is located as the board of directors may determine and as designated in the notice of such meeting.

         SECTION  4.  Regular  Meetings.  A  regular  meeting  of the  board  of
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directors shall be held without other notice than this Bylaw at such time and date as the board of directors may determine.

         SECTION 5. Special Meetings. Special meetings of the board of directors
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may be called by or at the request of the president, the chairman of the board of directors or by one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place within or without the State of Maryland as the place for holding any special meeting of the board of directors called by such persons.

         Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

         SECTION 6. Notice. Written notice of any special meeting shall be given
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to each director at least two days previous thereto delivered personally or by telegram or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7.  Quorum.  A majority  of the  number of  directors  fixed by
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Section 2 of Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of Article III.

         SECTION 8. Manner of Acting.  The act of the majority of the  directors
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present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation, or the laws of Maryland.

         SECTION 9. Action Without a Meeting.  Any action  required or permitted
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to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 10. Resignation. Any director may resign at any time by sending
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a written notice of such resignation to the principal office of the Corporation addressed to the Chairman of the Board or the president. Unless otherwise specified herein such resignation shall take effect upon receipt thereof by the president.

         SECTION 11. Vacancies.  Any vacancy occurring in the board of directors
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shall be filled in accordance with the provisions of the Corporation's Articles of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office. The term of such director shall be in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 12.  Removal of Directors.  Any director or the entire board of
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directors may be removed for cause and then only in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 13. Compensation.  Directors, as such, may receive a stated fee
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for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

         SECTION 14. Presumption of Assent. A director of the Corporation who is
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present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

         SECTION 15. Residency Requirement. Each director of the Company must at
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all times reside in a county, city or town within the State of Maryland which is no more than 50 miles in distance from the nearest branch office location of the Company's wholly-owned subsidiary, Heritage Savings Bank, FSB.

                                   ARTICLE IV

                      Committees of the Board of Directors

         The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         The board of directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation provided, however, that notice to the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

                                    ARTICLE V

                                    Officers

         SECTION 1. Positions.  The officers of the Corporation  shall include a
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chief executive officer, president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. Election and Term of Office. The officers of the Corporation
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shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

         SECTION  3.  Removal.  Any  officer  may be  removed by the vote of the
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majority of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION  4.  Vacancies.  A  vacancy  in any  office  because  of death,
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resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5.  Remuneration.  The  remuneration  of the officers  shall be
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fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI

                      Contracts, Loans, Checks and Deposits

         SECTION 1.  Contracts.  To the extent  permitted by applicable law, and
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except as otherwise prescribed by the Corporation's Articles of Incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         SECTION  2.  Loans.  No loans  shall be  contracted  on  behalf  of the
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Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks,  Drafts, Etc. All checks, drafts or other orders for
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the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by resolution of the board of directors.

         SECTION  4.  Deposits.  All  funds  of the  Corporation  not  otherwise
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employed shall be deposited from time to time to the credit of the Corporation in any of its duly authorized depositories as the board of directors may select.

                                   ARTICLE VII

                   Certificates for Shares and Their Transfer

         SECTION 1. Certificates for Shares. The shares of the Corporation shall
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be represented by certificates signed by the president or a vice president and by the treasurer or by the secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         SECTION 2. Form of Share  Certificates.  All certificates  representing
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shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state upon the face thereof: that the Corporation is organized under the laws of the State of Maryland; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

         SECTION 3. Payment for Shares.  No certificate  shall be issued for any
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share until such share is fully paid.

         SECTION  4. Form of  Payment  for  Shares.  The  consideration  for the
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issuance of shares shall be paid in accordance with the provisions of Maryland law.

         SECTION 5.  Transfer of Shares.  Transfer of shares of capital stock of
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the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 6. Stock Ledger.  The stock ledger of the Corporation  shall be
                    ------------
the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 7. Lost  Certificates.  The board of directors may direct a new
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certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

         SECTION 8.  Beneficial  Owners.  The  Corporation  shall be entitled to
                     ------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII

                            Fiscal Year; Annual Audit

         The fiscal year of the Corporation shall end on the last day of September of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                   ARTICLE IX

                                    Dividends

         Subject to the provisions of the Articles of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Corporation's outstanding capital stock. Dividends may be paid in cash, in property or in the Corporation's own stock.

                                    ARTICLE X

                                 Corporate Seal

         The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

                                   ARTICLE XI

                                   Amendments

         The Bylaws may be altered, amended or repealed or new Bylaws may be adopted in the manner set forth in the Articles of Incorporation.